As filed with the Securities and Exchange Commission on November 2, 2023

Registration No 333-43207

No. 333-57382

No. 333-107676

No. 333-130160

No. 333-133395

No. 333-141637

No. 333-157205

No. 333-164630

No. 333-164653

No. 333-172036

No. 333-186112

No. 333-195305

No. 333-222066

No. 333-255218

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS TO:

REGISTRATION STATEMENT ON FORM S-3 NO. 333-43207

REGISTRATION STATEMENT ON FORM S-3 NO. 333-57382

REGISTRATION STATEMENT ON FORM S-3 NO. 333-107676

REGISTRATION STATEMENT ON FORM S-3 NO. 333-130160

REGISTRATION STATEMENT ON FORM S-3 NO. 333-133395

REGISTRATION STATEMENT ON FORM S-3 NO. 333-141637

REGISTRATION STATEMENT ON FORM S-3 NO. 333-157205

REGISTRATION STATEMENT ON FORM S-3 NO. 333-164630

REGISTRATION STATEMENT ON FORM S-3 NO. 333-164653

REGISTRATION STATEMENT ON FORM S-3 NO. 333-172036

REGISTRATION STATEMENT ON FORM S-3 NO. 333-186112

REGISTRATION STATEMENT ON FORM S-3 NO. 333-195305

REGISTRATION STATEMENT ON FORM S-3 NO. 333-222066

REGISTRATION STATEMENT ON FORM S-3 NO. 333-255218

UNDER

THE SECURITIES ACT OF 1933

Denbury Inc.

(Exact name of registrant as specified in its charter)

Delaware	5851 Legacy Circle, Suite 1200 Plano, Texas 75024 (972) 673-2000	20-0467835
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Kathleen Ash

Chief Executive Officer

5851 Legacy Circle, Suite 1200

Plano, Texas 75024

(972) 673-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”), filed by Denbury Inc., a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), relate to the following Registration Statements on Form S-3 (collectively, as each amended as of immediately prior to the filing of these Post-Effective Amendments, the “S-3 Registration Statements”) of the Registrant:

•	Shelf Registration Statement on Form S-3 (No. 333-43207), filed with the SEC on December 24, 1997;

•	Shelf Registration Statement on Form S-3 (No. 333-57382), filed with the SEC on March 21, 2001;

•	Shelf Registration Statement on Form S-3 (No. 333-107676), filed with the SEC on August 5, 2003;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-130160), filed with the SEC on December 6, 2005;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-133395), filed with the SEC on April 19, 2006;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-141637), filed with the SEC on March 29, 2007;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-157205), filed with the SEC on February 10, 2009;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-164630), filed with the SEC on February 2, 2010;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-164653), filed with the SEC on February 2, 2010;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-172036), filed with the SEC on February 3, 2011;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-186112), filed with the SEC on January 22, 2013;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-195305), filed with the SEC on April 16, 2014;

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-222066), filed with the SEC on December 14, 2017; and

•	Automatic Shelf Registration Statement on Form S-3 (No. 333-255218), filed with the SEC on April 14, 2021.

Effective as of November 2, 2023, as contemplated by the Agreement and Plan of Merger, dated as of July 13, 2023 (the “Merger Agreement”), among the Registrant, Exxon Mobil Corporation, a New Jersey corporation (“ExxonMobil”), and EMPF Corporation, a Delaware corporation and a wholly-owned subsidiary of ExxonMobil (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as the surviving corporation and a wholly owned subsidiary of ExxonMobil.

In connection with the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the S-3 Registration Statements. In accordance with the undertakings made by the Registrant in each of the S-3 Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of each such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, any and all securities registered under the S-3 Registration Statements that remain unsold as of the effectiveness of the Merger on November 2, 2023 and terminates the effectiveness of each of the S-3 Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on November 2, 2023.

DENBURY INC.

By:	/s/ Kathleen Ash
Name:	Kathleen Ash
Title:	Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.